UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 131 S. Rodeo Drive, Suite 250 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90212 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 31, 2018, Andy Heyward, Chief Executive Officer and Director of Genius Brands International, Inc. (the “Company”), acquired the sole ownership of 620,401 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and 50 shares of the Company’s 0% Series A Convertible Preferred Stock (the “Preferred Stock”), currently convertible in 20,000 shares of Common Stock. Such purchases were made in connection with a divorce settlement agreement (the “Settlement Agreement”). The Settlement Agreement ascribed a purchase price of $2 million to the 620,401 shares of Common Stock and 50 Shares of Preferred Stock purchased, at a purchase price of $3.12 per share. Such shares represent 50 percent of the shares formerly jointly owned by Mr. Heyward and his former spouse. Pursuant to the Settlement Agreement, Mr. Heyward also acquired sole ownership of the other 50 percent of the shares formerly jointly owned.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: January 3, 2019	By: /s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

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